UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 15, 2014

CHINA FRUITS CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

0-22373 (Commission File Number)	90-0315096 (IRS Employer Identification Number)

Bldg. 3 Sec. 7, 188 Nan Si Huan Xi Rd.

Fengtai Dist. Beijing, P. R. China

(Address of principal executive offices)

 +86 (10) 6792-8610

  (Issuer Telephone Number)

Copies to:

Greentree Financial Group, Inc.

7951 SW 6th Street, Suite 216

Plantation, FL 33324

(954) 424-2345 Tel

(954) 424-2230 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

This current report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 Other Events

On September 15, 2014, the Registrant completed the relocation of its corporate headquarters to the new address at Bldg. 3 Sec. 7, 188 Nan Si Huan Xi Rd., Fengtai Dist. Beijing, P. R. China. The Registrant entered into a three-year operating lease for office space consisting of approximately 17,700 square feet for daily operations, which ends on August 17, 2017. The relocation increases the operating square footage by approximately 9,000. The Registrant believes the new headquarters are adequate not only for its current operations, but also for future growth.

The Registrant currently has 49,951,223 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FRUITS CORPORATION

Date: September 17, 2014	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors